Exhibit 99.1

news release

FOR IMMEDIATE RELEASE

Investor Contact

John Springer

Vice President

Investor Relations

630-468-4797

Media Contacts

Jim Trainor

Vice President

Corporate Communications

630-468-4828 (work)

630-334-7865 (cell)

Chuck Dohrenwend

Broadgate Consultants, Inc.

212-232-2227

SIRVA Reports Results for the Full Year and Fourth Quarter Ended December 31, 2003

Results Include Unusual Expenses Related to the Company’s Initial Public Offering and Recapitalization

SIRVA Continues to Grow by Focusing on Customers, Enhancing Services and Expanding Global Footprint

CHICAGO, February 10, 2004 – SIRVA, Inc. (NYSE: SIR), a global relocation services provider, today reported net income of $19.0 million, or $0.27 per diluted share, for the full year ended December 31, 2003.  This includes expenses of $28.0 million after tax, or $0.46 per diluted share, related to the company’s November 2003 Initial Public Offering and recapitalization.

Excluding these unusual charges, SIRVA’s 2003 net income was $47.0 million, or  $0.73 per diluted share, more than double the performance for the year ended December 31, 2002.  The company recorded net income of $20.8 million, or $0.33 per diluted share, for the full year 2002.

SIRVA’s operating revenue for the full year 2003 was $2.35 billion, an increase of 8 percent from the previous year.  The company’s revenue less Purchased Transportation Expense (PTE)(1), or net revenue, was $1 billion, up 19 percent from the previous year.  SIRVA’s 2003 income from operations, excluding the unusual charges, was $129.7 million, a 38 percent increase from the previous year.

“We are very pleased with our results for 2003, as they cap what was a remarkable year for SIRVA,” said Brian P. Kelley, president and chief executive officer of SIRVA.  “We transitioned from a private to a public company, expanded our global footprint, enhanced our customer-centric services, and delivered outstanding results.  Our mission going forward is to generate sustainable revenue, cash and profit growth while continuing to redefine the global relocation services marketplace.”

Fourth Quarter 2003

SIRVA reported a net loss of $12.0 million, or $0.19 per diluted share, for the fourth quarter ended December 31, 2003.  This includes expenses of $26.1 million after tax, or $0.39 per diluted share, related to the company’s November 2003 Initial Public Offering and recapitalization.

Excluding these unusual charges, the company’s net income was $14.1 million, or $0.21 per diluted share.  SIRVA posted net income of $3.8 million, or $0.05 per diluted share, for the fourth quarter 2002.

SIRVA’s operating revenue for the fourth quarter 2003 was $564.7 million, a 5 percent increase over the same period last year.  The company’s net revenue for the fourth quarter 2003 was $266.9 million, a gain of 17 percent over the same quarter in 2002.  The company’s fourth quarter 2003 income from operations, excluding the unusual charges, was $33.9 million, up 61 percent from the same period last year.

“Our results for the fourth quarter reflect the success of our strategy in the marketplace,” said Kelley.  “We expect to carry this positive overall momentum into 2004.”

Outlook

“We are off to a great start and continue to make significant progress in winning new clients, expanding our relocation services around the world and streamlining our costs,”

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said Kelley.  “We recently began providing relocation services to Dell, Delphi and KPMG, and we expect to gain more customers as companies continue to look for ways to outsource their employee relocations with quality and efficiency in an increasingly competitive global marketplace.”

The company estimates 2004 results from operations to be in line with its long-term financial goals of greater than 10 percent net revenue growth and greater than 20 percent earnings per share growth.

In 2004, SIRVA’s expected operational performance will be augmented by the year-over-year interest expense savings generated through the recapitalization consummated in November 2003.  As a result, the company estimates 2004 earnings per share growth to be significantly above its long-term financial goals.

SIRVA’s financial data for the full year and fourth quarter ended December 31, 2003, are included with this news release.

Use of Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding SIRVA’s results as determined by generally accepted accounting principles (GAAP), the company also discloses certain non-GAAP financial measures within the meaning of Regulation G under the federal securities laws, including free cash flow and revenue less PTE, or net revenue.  Management believes this information is of interest to investors and facilitates more useful period-to-period comparisons of the company’s financial results.  Pursuant to the requirements of Regulation G, the company has attached a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Webcast

SIRVA will hold a conference call to discuss its results for the full year and fourth quarter ended December 31, 2003, on Tuesday, February 10, 2004, at 11 a.m. Eastern

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Time (ET).  SIRVA’s call will be Webcast by CCBN and can be accessed through the investor relations portion of SIRVA’s Web site at www.sirva.com.  It also will be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network.  Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents, at www.streetevents.com.  A replay of the call will be available through the investor relations portion of SIRVA’s Web site starting at 2:30 p.m. ET on Tuesday, February 10.

About SIRVA, Inc.

SIRVA, Inc. is a leader in the global relocation industry providing solutions to a well-established and diverse customer base.  SIRVA handles more than 385,000 relocations per year, including transferring corporate and government employees and moving individual consumers.  The company operates in more than 40 countries with approximately 7,700 employees and an extensive network of agents and other service providers.  SIRVA’s well-recognized brand names include Allied, northAmerican, Global, and SIRVA Relocation in North America; Pickfords in the U.K.; Maison Huet in France; Kungsholms in Sweden; ADAM in Denmark; Majortrans Flytteservice in Norway; Arthur Pierre in Belgium; and Allied Pickfords in the Asia Pacific region.  More information about SIRVA can be found on the company’s Web site at www.sirva.com.  SIRVA is majority owned by Clayton, Dubilier & Rice-managed funds.

SIRVA is comprised of four business segments: Relocation Solutions – North America, Relocation Solutions – Europe & Asia Pacific, Network Services, and Transportation Solutions.  An overview of each of these segments is provided below.  Each segment’s results for the full year and fourth quarter ended December 31, 2003, can be found in the financial tables that follow this news release.

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Relocation Solutions –North America

This segment is SIRVA’s largest business unit and sells to customers in North America under the Allied, Global, northAmerican, and SIRVA Relocation brands.  The services it provides include home sale and home purchase services, household goods moving, mortgage services, appraisal and title services, expense management, expatriate services, and high-value products moving.

Relocation Solutions –Europe & Asia Pacific

This segment provides the same services as Relocation Solutions – North America, but to customers in Europe and Asia, under the ADAM, Allied Pickfords, Arthur Pierre, Kungsholms, Maison Huet, Majortrans Flytteservice, and Pickfords brands.

Network Services

This segment offers a wide range of services – including insurance, fleet maintenance programs, equipment and fuel purchasing, and legal/tax services – to moving and storage agents, independent owner-operators and small truck fleets under the NAIT, TransGuard, and Vanguard brands.

Transportation Solutions

This segment provides inventory management solutions using proprietary asset management technology to coordinate a variety of services such as order fulfillment, project-specific delivery management, and the tracing of products through customers’ supply chains.

Forward-Looking Statements

This release includes statements that constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” or variations of such words are generally part of forward-looking statements.  Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects

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upon SIRVA, Inc. and its subsidiaries.  There can be no assurance that future developments affecting SIRVA, Inc. and its subsidiaries will be those anticipated by management.  These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including without limitation: our ability to continue to compete successfully; changes in the market for our services; general economic conditions being less favorable than expected; global political conditions and the outbreak of war or hostilities or the occurrence of any terrorist attacks, including any nuclear, biological or chemical events; our ability to grow our relocation services business; risks associated with the real estate industry; risks associated with the insurance industry and the ratings of our insurance businesses; increases in costs, including fuel costs and insurance premiums; risks of litigation or governmental investigations as a result of our operations; the seasonal nature of our business; our reliance on, and our ability to attract, agents and owner/operators; changes in the regulatory environment, including antitrust, tax, environmental and insurance laws and regulations, that could negatively affect the operation of our business; risks associated with operating in foreign countries; loss of our key executive officers; our ability to consummate and integrate potential acquisitions; our status as a holding company with no significant operations and consequent reliance on our subsidiaries to make funds available to us; our levels of debt; risks associated with information systems and information systems providers; economic, market and political conditions, including the performance of financial markets; volatility in the securities markets; and fluctuations in foreign currency exchange rates.  SIRVA, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this release.  The information referred to above, as well as the risks of our business described in our Prospectus filed with the Securities and Exchange Commission on November 25, 2003, pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended, should be considered by readers when reviewing forward-looking statements contained in this release.

# # #

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(1) SIRVA’s operating revenue represents amounts billed to customers for all aspects of the services that the company provides.  Where SIRVA fulfills the transportation service element using its independent agent network or other third party service providers, the company incurs Purchased Transportation Expense, or PTE, which is included in the amount billed to SIRVA’s customers.  The level of PTE generally increases or decreases in proportion to the operating revenue generated from SIRVA’s transportation services.  PTE is one of the items subtracted from the company’s operating revenue in deriving SIRVA’s operating income.

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SIRVA, Inc.

Condensed Consolidated Balance Sheets

At December 31, 2003 and 2002

(Dollars in millions)

(Unaudited)

	December 31, 2003	December 31, 2002
Current assets:
Cash and cash equivalents	$63.1	$45.5
Short-term investments	7.8	7.1
Accounts and notes receivable, net	372.8	309.6
Mortgages held for resale	58.1	42.8
Relocation properties held for resale, net	89.1	39.1
Deferred and recoverable income taxes	38.0	37.6
Other current assets	32.3	31.1
Total current assets	661.2	512.8

Investments	90.3	66.9
Property and equipment, net	181.0	171.3
Goodwill, net	355.1	331.1
Intangible assets, net	228.4	228.2
Other long-term assets, net	33.4	47.2
Total long-term assets	888.2	844.7
Total assets	$1,549.4	$1,357.5

Current liabilities:
Current portion of long-term debt and capital lease obligations	$5.1	$27.3
Mortgage warehouse facility	55.5	41.9
Relocation financing facilities	40.1	15.4
Other short-term debt	0.8	15.1
Accounts payable	110.3	84.0
Relocation properties related payables	72.6	38.6
Insurance and claims reserves	80.3	76.6
Accrued transportation expense	69.7	63.7
Accrued income taxes	6.7	4.0
Other current liabilities	168.2	154.7
Total current liabilities	609.3	521.3

Long-term debt and capital lease obligations	445.5	571.8
Deferred income taxes	35.8	26.7
Other long-term liabilities	63.5	71.6
	544.8	670.1
Total liabilities	1,154.1	1,191.4

Redeemable shares of common stock	—	7.4

Redeemable junior preferred stock	—	30.4

Stockholders’ equity:
Common stock	0.7	0.6
Additional paid-in-capital	446.5	198.0
Common stock purchase warrant	0.6	0.6
Unearned compensation	(3.2)	—
Accumulated other comprehensive loss	(18.5)	(29.1)
Accumulated deficit	(20.7)	(39.6)
Total paid-in-capital and accumulated deficit	405.4	130.5
Less cost of treasury stock	(10.1)	(2.2)
Total stockholders’ equity	395.3	128.3
Total liabilities and stockholders’ equity	$1,549.4	$1,357.5

Note : certain reclassifications have been made to the balance sheet as of December 31, 2002 to conform to the December 31, 2003 presentation.

SIRVA, Inc.

Consolidated Statements of Operations

For the three months and years ended December 31, 2003 and 2002

(Dollars in millions except share and per share data)

(Unaudited)

	Three Months Ended December 31, 2003	Three Months Ended December 31, 2002	Year Ended December 31, 2003	Year Ended December 31, 2002

Operating revenues	$564.7	$540.1	$2,349.9	$2,185.6

Operating expenses:
Purchased transportation expense	297.8	312.7	1,299.9	1,303.2
Other direct expense	146.2	120.4	576.1	463.9
Total direct expenses	444.0	433.1	1,876.0	1,767.1

Gross margin	120.7	107.0	473.9	418.5

General and administrative expense	84.9	83.0	338.1	319.9
Goodwill and intangibles amortization	1.9	1.6	6.1	3.9
Equity based compensation expense	0.6	—	3.5	—
Debt extinguishment expense	37.6	—	37.6	—
Asset impairment charge	—	7.1	—	7.1
Curtailment and other gains	—	(10.4)	—	(10.4)
Restructuring and headquarters move	—	4.6	—	3.7
Income (loss) from operations	(4.3)	21.1	88.6	94.3

Non-operating income (expense)	0.2	(0.3)	0.4	(0.7)
Interest expense on redeemable preferred obligation	0.9	—	1.8	—
Interest expense	13.5	16.3	58.5	61.2
Income (loss) before income taxes	(18.5)	4.5	28.7	32.4

Provision (benefit) for income taxes	(6.5)	0.7	9.7	11.6
Net income (loss)	$(12.0)	$3.8	$19.0	$20.8

Net income (loss) per share-basic	$(0.19)	$0.05	$0.29	$0.33
Net income (loss) per share-diluted	$(0.19)	$0.05	$0.27	$0.33
Average number of common shares outstanding- basic	62,360,377	56,254,187	58,104,742	51,712,625
Average number of common shares outstanding- diluted	66,410,801	56,380,750	60,933,868	51,832,236

SIRVA, Inc.

Condensed Consolidated Statements of Cash Flows

For the three months and years ended December 31, 2003 and 2002

(Dollars in millions)

(Unaudited)

	Three Months Ended December 31, 2003	Three Months Ended December 31, 2002	Year Ended December 31, 2003	Year Ended December 31, 2002
Cash flows from operating activities:
Net income (loss)	$(12.0)	$3.8	$19.0	$20.8
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13.7	14.2	51.3	47.4
Loss on bond extinguishment	25.0	—	25.0	—
Deferred income taxes	(4.3)	(15.2)	9.5	(5.8)
Other adjustments	(0.4)	6.1	1.4	10.6
Change in operating assets and liabilities, net of effect of acquisition:
Accounts and notes receivable	71.6	77.2	(19.9)	5.5
Mortgages held for resale	8.2	5.5	(15.3)	(16.8)
Relocation properties held for resale, net	(11.6)	(6.8)	(44.2)	(1.2)
Accounts payable	(6.1)	(14.6)	18.4	(9.1)
Other current assets and liabilities	(37.5)	(32.5)	19.3	(7.3)
Other long-term assets and liabilities	9.6	3.9	14.2	23.1
Net cash provided by operating activities	56.2	41.6	78.7	67.2

Cash flows from investing activities:
Additions of property and equipment	(11.2)	(8.5)	(28.6)	(33.5)
Purchases of investments, net of proceeds	0.8	(7.0)	(20.7)	(4.9)
Acquisitions, net of cash acquired	(3.6)	(0.1)	(33.0)	(102.6)
Other investing activities	1.6	2.4	4.1	3.5
Net cash used for investing activities	(12.4)	(13.2)	(78.2)	(137.5)

Cash flows from financing activities:
Change in short-term debt and revolving credit	(83.8)	(24.8)	(41.3)	(5.4)
Change in mortgage warehouse facility	(7.7)	(5.8)	13.6	16.0
Change in relocation financing facilities	(0.2)	2.5	21.1	2.2
Borrowings on long-term debt	426.1	—	426.5	50.4
Payments on long-term debt and capital leases	(545.3)	(4.1)	(566.9)	(31.9)
Proceeds from issuance of common stock, net	229.5	4.8	232.7	66.3
Premium on bond extinguishment	(25.0)	—	(25.0)	—
Redemption of junior preferred obligation	(32.6)	—	(32.6)	—
Other financing activities	(4.2)	(2.9)	(14.1)	(15.4)
Net cash provided by (used for) financing activities	(43.2)	(30.3)	14.0	82.2

Effect of translation adjustments on cash	1.8	0.5	3.1	1.5

Net increase (decrease) in cash and cash equivalents	2.4	(1.4)	17.6	13.4
Cash and cash equivalents at beginning of period	60.7	46.9	45.5	32.1
Cash and cash equivalents at end of period	$63.1	$45.5	$63.1	$45.5

SIRVA, Inc.

Non-GAAP Consolidated Income Statements (1)

For the three months and years ended December 31, 2003 and 2002

(Dollars in millions except share and per share data)

(Unaudited)

	Three Months Ended December 31, 2003	Three Months Ended December 31, 2002	Year Ended December 31, 2003	Year Ended December 31, 2002

Operating Revenues	$564.7	$540.1	$2,349.9	$2,185.6

Operating Expenses:
Purchased transportation expense	297.8	312.7	1,299.9	1,303.2
Other direct expense	146.2	120.4	576.1	463.9
Total direct expenses	444.0	433.1	1,876.0	1,767.1

Gross Margin	120.7	107.0	473.9	418.5

General and administrative expense	84.9	83.0	338.1	319.9
Goodwill and intangibles amortization	1.9	1.6	6.1	3.9
Asset impairment charge	—	7.1	—	7.1
Curtailment and other gains	—	(10.4)	—	(10.4)
Restructuring and headquarters move	—	4.6	—	3.7
Income from operations	33.9	21.1	129.7	94.3

Non-operating income (expense)	0.2	(0.3)	0.4	(0.7)
Interest expense on redeemable preferred obligation	0.9	—	1.8	—
Interest expense	12.2	16.3	57.2	61.2
Income before income taxes	21.0	4.5	71.1	32.4

Provision for income taxes	6.9	0.7	24.1	11.6
Net income	$14.1	$3.8	$47.0	$20.8

Net income per share-basic	$0.23	$0.05	$0.77	$0.33
Net income per share-diluted	$0.21	$0.05	$0.73	$0.33
Average number of common shares outstanding- basic	62,360,377	56,254,187	58,104,742	51,712,625
Average number of common shares outstanding- diluted	66,410,801	56,380,750	60,933,868	51,832,236

(1)  In addition to reporting financial results in accordance with generally accepted accounting principles, SIRVA, Inc. provides non-GAAP consolidated income statements as additional information.  These statements and measures are not in accordance with, or an alternative for, GAAP and may be different from measures used by other companies.  The non-GAAP consolidated income statements eliminate expenses  related to our Initial Public Offering and recapitalization.  We believe this presentation allows investors to evaluate the current operational and financial performance of our core business as an indicator of future operational and financial performance.  SIRVA’s management uses these alternative presentations and measures for reviewing our financial results and for business planning and performance measurement.  We disclose this information externally along with a complete reconciliation of their comparable GAAP amounts, to provide access to the detail and general nature of adjustments made to GAAP financial results.  See the attached schedule disclosing the adjustments made to the above non-GAAP consolidated income statements.

SIRVA, Inc.

Reconciliation of Non-GAAP Adjustments

For the three months and year ended December 31, 2003

(Dollars in millions except share and per share data)

(Unaudited)

	Three Months Ended December 31, 2003			Year Ended December 31, 2003
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP

Equity based compensation expense (a)	$0.6	$(0.6)	$—	$3.5	$(3.5)	$—
Debt extinguishment expense (b)	37.6	(37.6)	—	37.6	(37.6)	—
Income (loss) from operations	(4.3)	38.2	33.9	88.6	41.1	129.7
Interest expense (c)	13.5	(1.3)	12.2	58.5	(1.3)	57.2
Income (loss) before income taxes	(18.5)	39.5	21.0	28.7	42.4	71.1
Provision (benefit) for income taxes	(6.5)	13.4	6.9	9.7	14.4	24.1
Net income (loss)	$(12.0)	$26.1	$14.1	$19.0	$28.0	$47.0

Net income (loss) per share - basic	$(0.19)	$0.42	$0.23	$0.29	$0.48	$0.77
Net income (loss) per share - diluted (d)	$(0.19)	$0.39	$0.21	$0.27	$0.46	$0.73

(a)                                  The $0.6 million and $3.5 million charges for equity-based compensation expense for the three months and year ended December 31, 2003, respectively, were due to stock subscriptions and stock option grants made to certain managers and directors in June and August 2003.  The expense has been recorded as the difference in the subscription or exercise price and the deemed fair value of our common and redeemable common stock on the date of the grant in accordance with APB 25.  The total non-cash and equity-based compensation expense to be recognized by us in respect to these transactions is $6.8 million.  We expect to recognize over the option vesting period $1.5 million, $0.9 million, $0.5 million, $0.3 million and $0.1 million in each of 2004, 2005, 2006, 2007 and 2008, respectively.

(b)                                 The $37.6 million charge for debt extinguishment was due to the repurchase of senior subordinated notes and the refinancing of our senior credit facility.  The tender premium paid on the senior subordinated notes was $25.0 million. In addition, we wrote off $12.6 million of deferred debt issuance costs associated with the previous senior credit facility and the indentures.

(c)                                  The $1.3 million charge to interest expense was due to the write off of unrecognized hedging losses associated with open interest rate swap agreements in relation to the previous senior credit facility.

(d)                                 For the three months ended December 31, 2003, potentially dilutive securities totaling 4,050,424 shares have not been included in the determination of diluted net income (loss) per share as their inclusion would be anti-dilutive.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

For the three months and years ended December 31, 2003 and December 31, 2002

(Dollars in millions)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Net cash provided by operating activities as reported	$56.2	$41.6	$78.7	$67.2
Capital and agent expenditures, net of sale proceeds	(9.6)	(6.1)	(24.5)	(29.9)
Change in mortgage warehouse facility	(7.7)	(5.8)	13.6	16.0
Change in relocation financing facilities	(0.2)	2.5	21.1	2.2
Free cash flow (e)	$38.7	$32.2	$88.9	$55.5

(e)                                  For internal management purposes, we use a measure of free cash flow.  This measure deducts our capital and agent expenditures, net of sale proceeds and includes the impact of movements in our mortgage warehouse and relocation financing facilities from our net cash provided by operating activities, as we believe that the facilities are of a cash-neutral nature i.e.. they move in tandem with the change in mortgages held for sale and relocation properties held for sale.

SIRVA, Inc.

Segment Analysis

For the three months and years ended December 31, 2003 and 2002

(Dollars in millions)

(Unaudited)

	Three Months Ended December 31, 2003
	Global Relocation Solutions		Network Service	Transportation Solutions	Corporate	Total SIRVA
	North America	Europe & Asia Pacific

Operating revenues	$362.5	$127.3	$45.3	$29.6	—	$564.7
Purchased transportation expense	256.4	32.6	—	8.8	—	297.8
Net revenue (1)	$106.1	$94.7	$45.3	$20.8	—	$266.9

Income (loss) from operations	$14.9	$6.3	$10.6	$2.3	$(38.4)	$(4.3)

	Three Months Ended December 31, 2002
	Global Relocation Solutions		Network Service	Transportation Solutions	Corporate	Total SIRVA
	North America	Europe & Asia Pacific

Operating revenues	$371.3	$107.9	$35.2	$25.7	—	$540.1
Purchased transportation expense	276.2	30.5	—	6.0	—	312.7
Net revenue (1)	$95.1	$77.4	$35.2	$19.7	—	$227.4

Income (loss) from operations	$5.7	$7.7	$8.6	$(0.5)	$(0.4)	$21.1

	Year Ended December 31, 2003
	Global Relocation Solutions		Network Service	Transportation Solutions	Corporate	Total SIRVA
	North America	Europe & Asia Pacific

Operating revenues	$1,602.9	$478.2	$163.2	$105.6	—	$2,349.9
Purchased transportation expense	1,144.9	127.2	—	27.8	—	1,299.9
Net revenue (1)	$458.0	$351.0	$163.2	$77.8	—	$1,050.0

Income (loss) from operations	$59.8	$30.2	$36.7	$4.1	$(42.2)	$88.6

	Year Ended December 31, 2002
	Global Relocation Solutions		Network Service	Transportation Solutions	Corporate	Total SIRVA
	North America	Europe & Asia Pacific

Operating revenues	$1,544.4	$408.0	$125.0	$108.2	—	$2,185.6
Purchased transportation expense	1,164.8	110.5	—	27.9	—	1,303.2
Net revenue (1)	$379.6	$297.5	$125.0	$80.3	—	$882.4

Income (loss) from operations	$41.0	$24.8	$26.5	$3.3	$(1.3)	$94.3

(1)          Our operating revenues represent amounts billed to customers for all aspects of the services that the we provide.  Where we fulfill the transportation service element using our independent agent network or other third party service providers, we incur purchased transportation expense, or PTE, which is included in the amount billed to our customers.  The level of PTE generally increases or decreases in proportion to the operating revenues generated from our transportation services.  PTE is one of the the items subtracted from the Company’s operating revenues in deriving SIRVA’s income (loss) from operations.  The metric net revenue is derived by taking operating revenues less PTE.